Exhibit 99.2

Bill.com to Offer $1.0 Billion of Common Stock

SAN JOSE, CALIF., September 21, 2021 – Bill.com Holdings, Inc. (NYSE: BILL) (“Bill.com”) today announced that it proposes to offer pursuant to an underwritten public offering (the “offering”) $1.0 billion in shares of its common stock (the “shares”), subject to market conditions and other factors. Bill.com also intends to grant the underwriters of the shares a 30-day option to purchase up to an additional $150.0 million in shares.

Goldman Sachs & Co. LLC, BofA Securities, Inc, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are acting as joint book-running managers for the offering. Jefferies LLC, Deutsche Bank Securities Inc., Barclays Capital Inc. and KeyBanc Capital Markets Inc. are acting as bookrunners for the offering. Canaccord Genuity LLC, Needham & Company, LLC, Nomura Securities International, Inc., Oppenheimer & Co. Inc., Piper Sandler & Co. and William Blair & Company, L.L.C., are acting as co-managers for the offering.

The offering will be made pursuant to Bill.com’s automatic shelf registration statement (which includes a base prospectus), which Bill.com filed with the Securities and Exchange Commission (the “SEC”) today and automatically became effective upon filing, and a preliminary prospectus supplement related to the offering (together with such base prospectus, the “preliminary prospectus”) which Bill.com also filed with the SEC today. Before investing in the shares, investors should read the preliminary prospectus, including the documents incorporated by reference therein, and any free writing prospectus related to the offering. These documents may be obtained for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, copies may be obtained from Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by email at Prospectus-ny@ny.email.gs.com or by phone at 1-866-471-2526; BofA Securities, Attention: Prospectus Department, by email at dg.prospectus_requests@bofa.com; J.P. Morgan Securities LLC, Attention: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by email at prospectus-eq_fi@jpmchase.com, or by phone at 1-866-803-9204; or from Morgan Stanley & Co. LLC Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014.

Bill.com intends to use the net proceeds of the offering for general corporate purposes, which may include working capital, capital expenditures and potential acquisitions and strategic transactions. From time to time, Bill.com evaluates potential acquisitions and strategic transactions involving businesses, technologies or products. However, Bill.com has not designated any specific uses and has no current agreements with respect to any acquisitions or strategic transactions.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the registration statement, the base prospectus contained therein or the preliminary prospectus supplement.

Cautionary Statement Regarding Forward-Looking Statements

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “should,” “will” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements in this press release may include but are not limited to statements regarding Bill.com’s proposed offering of the shares and expected use of net proceeds of the offering. Factors that may contribute to such differences include, but are not limited to, risks related to whether Bill.com will consummate the offering of the shares on the expected terms, or at all, the anticipated dollar amount of shares to be sold in the offering, which could differ based upon market conditions, the expected use of the net proceeds from the offering, which could change as a result of market conditions or for other reasons, prevailing market and other general economic, industry or political conditions in the United States or internationally, the impact of COVID-19, and whether Bill.com will be able to satisfy the conditions required to close any sale of the shares. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For information about other potential factors that could affect Bill.com’s business and financial results, please review the “Risk Factors” described in Bill.com’s registration statement on Form S-3 and the preliminary prospectus and in Bill.com’s other filings with the SEC, including Bill.com’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. Bill.com disclaims any obligation to update these forward-looking statements.

IR Contact:

Karen Sansot

ksansot@hq.bill.com

Press Contact:

Oriana Branon

obranon@hq.bill.com